Exhibit 20.2
WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended December 31, 2005
for Distribution Date of January 17, 2006

			DOLLARS
COLLECTIONS

Principal Payments Received			42,341,020.33
Interest Payments Received			10,023,982.10

Total Payments received			52,365,002.43
Plus / (Less) :
Net Servicer Advances			(66,226.28)
Investment Earnings on funds in the Collection Account			178,601.20

Net Collections			52,477,377.35
Plus / (Less) :
Funds in Spread Account			8,027,297.95

Total Available Funds			60,504,675.30

DISTRIBUTIONS

Servicing Fee		1,136,305.00
Trustee and Other Fees		3,399.82

Total Fee Distribution			1,139,704.82

Note Interest Distribution Amount — Class A-1	0.00
Note Interest Distribution Amount — Class A-2	388,671.68
Note Interest Distribution Amount — Class A-3	1,525,750.00
Note Interest Distribution Amount — Class A-4	722,400.00

	2,636,821.68

Note Principal Distribution Amount — Class A-1	0.00
Note Principal Distribution Amount — Class A-2	35,871,567.36
Note Principal Distribution Amount — Class A-3	0.00
Note Principal Distribution Amount — Class A-4	0.00

	35,871,567.36
Total Class A Interest and Principal Distribution			38,508,389.04

Note Interest Distribution Amount — Class B-1	148,572.28
Note Principal Distribution Amount — Class B-1	1,942,728.33

Total Class B Interest and Principal Distribution			2,091,300.61

Note Interest Distribution Amount — Class C-1	161,820.68
Note Principal Distribution Amount — Class C-1	2,071,650.81

Total Class C Interest and Principal Distribution			2,233,471.49

Note Interest Distribution Amount — Class D-1	140,539.97
Note Principal Distribution Amount — Class D-1	1,680,437.78

Total Class D Interest and Principal Distribution			1,820,977.75

Spread Account Deposit			14,710,831.59

Total Distributions			60,504,675.30

WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended December 31, 2005
for Distribution Date of January 17, 2006

	# of loans
PORTFOLIO DATA:

Beginning Aggregate Principal Balance		74,635		1,090,852,374.64

Less: Principal Payments			(19,552,589.18)
Full Prepayments		(2,144)	(19,376,049.32)
Partial Prepayments		—	—
Liquidations		(378)	(5,527,387.47)

				(44,456,025.97)

Ending Aggregate Principal Balance		72,113		1,046,396,348.67
Ending Outstanding Principal Balance of Notes				978,380,586.01

Excess (Current Overcollateralization Amount)				68,015,762.66
Overcollateralization Level				6.50%

Overcollateralization Amount				68,015,762.66

OTHER RELATED INFORMATION:

Spread Account:
Beginning Balance			8,000,000.00
Investment earnings on funds in spread account			27,297.95
Less: Funds included in Total Available Funds			(8,027,297.95)
Deposits			14,710,831.59
Excess Spread Amount			(6,710,831.59)

Ending Balance				8,000,000.00

Beginning Initial Deposit			—
Repayments			—

Ending Initial Deposit				—

Servicer Advances:
Beginning Unreimbursed Advances			1,381,275.46
Net Advances			(66,226.28)

				1,315,049.18

Net Charge-Off Data:
Charge-Offs			17,766,673.98
Recoveries			(4,616,138.45)

Net Charge-Offs				13,150,535.53

Delinquencies ( P&I):
30-59 Days		1,633	18,320,917.24
60-89 Days		463	5,082,010.69
90-119 Days		196	2,396,111.84
120 days and over		4	75,824.21

Repossessions		92	834,475.48

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)		—		—

Cumulative Charge-Off Percentage				0.82%

WAC				11.1153%
WAM				53.725

WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended December 31, 2005
for Distribution Date of January 17, 2006

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution

A-1	267,000,000.00	0.00	0.00	0.00	0.00

A-2	375,000,000.00	146,208,781.10	35,871,567.36	110,337,213.74	36,260,239.04

A-3	510,000,000.00	510,000,000.00	0.00	510,000,000.00	1,525,750.00

A-4	224,000,000.00	224,000,000.00	0.00	224,000,000.00	722,400.00

B-1	60,000,000.00	47,670,248.77	1,942,728.33	45,727,520.44	2,091,300.61

C-1	64,000,000.00	50,833,720.66	2,071,650.81	48,762,069.85	2,233,471.49

D-1	52,000,000.00	41,234,219.76	1,680,437.78	39,553,781.98	1,820,977.75

TOTAL	1,552,000,000.00	1,019,946,970.29	41,566,384.28	978,380,586.01	44,654,138.89

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover

A-1	2.75000%	0.00	0.00	0.00	0.00	0.00

A-2	3.19000%	388,671.68	0.00	388,671.68	388,671.68	0.00

A-3	3.59000%	1,525,750.00	0.00	1,525,750.00	1,525,750.00	0.00

A-4	3.87000%	722,400.00	0.00	722,400.00	722,400.00	0.00

B-1	3.74000%	148,572.28	0.00	148,572.28	148,572.28	0.00

C-1	3.82000%	161,820.68	0.00	161,820.68	161,820.68	0.00

D-1	4.09000%	140,539.97	0.00	140,539.97	140,539.97	0.00

TOTAL		3,087,754.61	0.00	3,087,754.61	3,087,754.61	0.00

WFS FINANCIAL 2005-1 OWNER TRUST
Officer’s Certificate
for Collection Period ended December 31, 2005
for Distribution Date of January 17, 2006

Detailed Reporting
                    See Schedule F
WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of December 31, 2005 and were performed in conformity with the Sale and Servicing Agreement dated January 01, 2005.

Lori Bice
Vice President
Director Technical Accounting

Susan Tyner
Senior Vice President
Controller